Exhibit (h)(52)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between MML Investment Advisers, LLC, a Delaware limited liability company (the “Manager”), and MML Series Investment Fund II, a Massachusetts business trust (the “Trust”), effective as of the 25th day of April, 2025.

WHEREAS, the Trust is an open-end management investment company registered as such with the Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MML Inflation-Protected and Income Fund, MML Invesco Discovery Large Cap Fund, MML Invesco Discovery Mid Cap Fund, MML iShares® 60/40 Allocation Fund, MML iShares® 80/20 Allocation Fund, and MML Managed Bond Fund (each a “Fund” and together, the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the SEC as such under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements; and

WHEREAS, upon mutual consent of the Board of Trustees of the Trust on behalf of the applicable Fund and the Manager, this Agreement supersedes and replaces, with respect to the MML Inflation-Protected and Income Fund, MML iShares® 60/40 Allocation Fund, and MML iShares® 80/20 Allocation Fund, the Expense Limitation Agreement dated May 1, 2024;

NOW THEREFORE, the Trust and the Manager hereby agree as follows and this agreement can only be terminated by mutual consent of the Board of Trustees of the Trust on behalf of a Fund and the Manager:

(i)

The Manager agrees to cap the fees and expenses of the Fund (other than extraordinary legal and other expenses, Acquired Fund Fees and Expenses, interest expense, expenses related to borrowings, securities lending, leverage, taxes, and brokerage, short sale dividend and loan expense, or other non-recurring or unusual expenses such as organizational expenses and shareholder meeting expenses, as applicable) through April 30, 2026, to the extent that Total Annual Fund Operating Expenses after Expense Reimbursement would otherwise exceed the following amounts:

MML Inflation-Protected and Income Fund

Expense
Cap

Initial Class shares	0.64%
Service Class shares	0.89%

(ii)

The Manager agrees to cap the fees and expenses of each Fund (other than extraordinary legal and other expenses, interest expense, expenses related to borrowings, securities lending, leverage, taxes, and brokerage, short sale dividend and loan expense, or other non-recurring or unusual expenses such as organizational expenses and shareholder meeting expenses, as applicable) through April 30, 2026, to the extent that Total Annual Fund Operating Expenses after Expense Reimbursement would otherwise exceed the following amounts:

MML iShares® 60/40 Allocation Fund

Expense
Cap

Class II shares	0.50%
Service Class I shares	0.75%

MML iShares® 80/20 Allocation Fund

Expense
Cap

Class II shares	0.50%
Service Class I shares	0.75%

(iii)

The Manager agrees to cap the fees and expenses of the Fund (other than extraordinary legal and other expenses, Acquired Fund Fees and Expenses, interest expense, expenses related to borrowings, securities lending, leverage, taxes, and brokerage, short sale dividend and loan expense, or other non-recurring or unusual expenses such as organizational expenses and shareholder meeting expenses, as applicable) through April 30, 2027, to the extent that Total Annual Fund Operating Expenses after Expense Reimbursement would otherwise exceed the following amounts:

MML Managed Bond Fund

Expense
Cap

Initial Class shares	0.57%
Service Class shares	0.82%

(iv)	The Manager agrees to cap the fees and expenses of each Fund (other than extraordinary legal and other expenses, Acquired Fund Fees and Expenses, interest expense, expenses related to borrowings, securities lending, leverage, taxes, and brokerage, short sale dividend and loan expense, or other non-recurring or unusual expenses such as organizational expenses and shareholder meeting expenses, as applicable) through April 30, 2028, to the extent that Total Annual Fund Operating Expenses after Expense Reimbursement would otherwise exceed the following amounts:

MML Invesco Discovery Large Cap Fund

Expense
Cap

Class II shares	0.80%
Service Class I shares	1.05%

MML Invesco Discovery Mid Cap Fund

Expense
Cap

Class II shares	0.87%
Service Class I shares	1.12%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 24th day of April, 2025.

MML INVESTMENT ADVISERS, LLC

By:	/s/ Douglas Steele
Douglas Steele, President

MML SERIES INVESTMENT FUND II on behalf of each of the Funds

By:	/s/ Renée Hitchcock
Renée Hitchcock, CFO and Treasurer